As filed with the Securities and Exchange Commission on December 2, 1998
                          Registration No. 333-_______
    ------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            IntegraMed America, Inc.
--------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)

                                   06-1150326
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                      (I.R.S. employer identification no.)

             One Manhattanville Road, Purchase, New York 10577-2100
--------------------------------------------------------------------------------

                    (Address of principal executive offices)

 1992 Incentive and Non-Incentive Stock Option Plan of IntegraMed America, Inc.,
                             as amended and restated
                              (Full title of plan)

                            Gerardo Canet, President
                            IntegraMed America, Inc.
                             One Manhattanville Road
                          Purchase, New York 10577-2100
                     (Name and address of agent for service)

                                 (914-253-8000)
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Alison Newman, Esq.
                      Bachner, Tally, Polevoy & Misher LLP
                               380 Madison Avenue
                               New York, NY 10017

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                        Proposed          Proposed
                        Maximum           Maximum
                        Offering          Aggregate               Amount of
Title of Securities      to be           Price Per   Offering    Registration
 to be Registered      Registered(1)      Share(2)    Price          Fee
-------------------    -------------     ---------   --------    ------------
Common Stock, $.01
  par value            175,000           $3.00       $525,000    $154.88
--------------------------------------------------------------------------------


(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock pursuant to the anti-dilution provisions of the 1992 Incentive and Non-Incentive Stock Option Plan, as amended and restated.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low prices of the Common Stock on November 30, 1998 as reported on Nasdaq.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference

               The Registration Statements on Form S-8 (File Nos. 33-77312 and 333-39963), filed by IntegraMed America, Inc. (the "Registrant") on April 4, 1994 and November 12, 1997, respectively, and the documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

         (a) Registrant's Annual Report on Form 10-K for the period ended December 31, 1997;

         (b)(1) Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998;

         (b)(2)    Registrant's Current Report on Form 8-K dated March 24, 1998;

         (b)(3)    Registrant's  Current  Report on Form 8-K dated  January  23,
                   1998;

         (b)(4) Registrant's definitive Proxy Statement, dated May 1, 1998 as filed with the Securities and Exchange Commission on April 30, 1998 (the "Commission") in connection with the Registrant's Annual Meeting of Stockholders held on June 9, 1998;

         (b)(5) Registrant's definitive Proxy Statement, dated October 19, 1998 as filed with the Commission on October October 19, 1998 in connection with the Registrant's Special Meeting of Stockholders held on November 17, 1998

         (c) The description of the Registrant's Common Stock, $.01 par value ("Common Stock"), contained in the Registration Statement on Form 8-A (No. 1-11440), declared effective October 8, 1992, under "Item 1. Description of Registrant's Securities to be Registered."

Item 8.  Exhibits

         5.1 Opinion of Bachner, Tally, Polevoy & Misher LLP, with respect to the legality of the Common Stock to be registered hereunder

         10.2(b) 1992 Incentive and Non-Incentive Stock Option Plan, as amended and restated

         23.1      Consent of  PricewaterhouseCoopers LLP

         23.2      Consent of Bachner, Tally, Polevoy & Misher LLP (contained in
                   Exhibit 5.1)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purhase, State of New York, on the 1st day of December, 1998.

                                    INTEGRAMED AMERICA, INC.

                                    By: /s/Gerardo Canet
                                        ---------------------------------
                                        Gerardo Canet,
                                        Chairman of the Board, President and
                                        Chief Executive Officer


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Gerardo Canet and Claude E. White, with full power to act alone, his true and lawful attorneys-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



/s/Gerardo Canet                                               December 1, 1998
------------------------------------------
Gerardo Canet - Chairman of the Board
President and Chief Executive Officer

/s/Eugene R. Curcio                                            December 1, 1998
------------------------------------------
Eugene R. Curcio - Vice President, Finance
and Chief Financial Officer

/s/Fazle Husain                                                December 1, 1998
------------------------------------------
M. Fazle Husain - Director

/s/Michael Levy                                                December 1, 1998
------------------------------------------
Michael Levy, M.D. - Director

/s/Sarason D. Liebler                                          December 1, 1998
------------------------------------------
Sarason D. Liebler - Director

/s/Aaron S. Lifchez                                            December 1, 1998
------------------------------------------
Aaron S. Lifchez, M.D. - Director

/s/Patricia M. McShane                                         December 1, 1998
------------------------------------------
Patricia M. McShane, M.D. - Director

/s/Larry J. Stuesser                                           December 1, 1998
------------------------------------------
Larry J. Stuesser - Director

/s/Elizabeth E. Tallett                                        December 1, 1998
------------------------------------------
Elizabeth E. Tallett - Director

                                INDEX TO EXHIBITS
                            INTEGRAMED AMERICA, INC.


Exhibit
  No.                              Description
-------           ---------------------------------------------------

5.1 Opinion of Bachner, Tally, Polevoy & Misher LLP, with respect to the legality of the Common
                  Stock to be registered hereunder

10.2(b) 1992 Incentive and Non-Incentive Stock Option Plan, as amended and restated

23.1              Consent of PricewaterhouseCoopers LLP

23.2              Consent of Bachner, Tally, Polevoy & Misher LLP
                  (contained in Exhibit 5.1)




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